                          [HALOZYME THERAPEUTICS LOGO]

HALOZYME CONTACT                             INVESTOR RELATIONS CONTACTS
David A. Ramsay                              Ina McGuinness / Bruce Voss
Chief Financial Officer                      Lippert/Heilshorn & Associates
(858) 794-8889                               (310) 691-7100
dramsay@halozyme.com                         imcguinness@lhai.com

                   HALOZYME THERAPEUTICS REPORTS THIRD QUARTER
                             2004 FINANCIAL RESULTS

SAN DIEGO, NOVEMBER 12, 2004 - Halozyme Therapeutics, Inc. (AMEX: HTI), a development stage biopharmaceutical company developing and commercializing recombinant human enzymes, today reported progress and financial results for the three months ended September 30, 2004.

THIRD QUARTER 2004 AND SUBSEQUENT HIGHLIGHTS

      - The signing of an exclusive sales and marketing agreement with Baxter Healthcare Corporation for commercialization of Halozyme's investigational therapeutic, Enhanze SC(TM): Baxter will market, distribute and sell Enhanze SC, Halozyme's recombinant human PH20 hyaluronidase enzyme (rHuPH20), for certain indications in the United States and Puerto Rico upon approval of the therapeutic by the U.S. Food and Drug Administration (FDA). Upon approval, Baxter and Halozyme will be equal partners in the commercialization of the product.

      - The filing of a 510(k) application for Cumulase(TM) with the FDA, which will evaluate Cumulase for the treatment of oocytes to facilitate certain in vitro fertilization (IVF) procedures: Cumulase is an ex vivo formulation of rHuPH20 designed to replace bovine and ovine enzymes currently used for the preparation of oocytes prior to IVF during the process of intracytoplasmic sperm injection (ICSI), in which the enzyme is an essential component. The total Cumulase market consists of an estimated 500,000 ICSI cycles worldwide in 2004. Halozyme has signed agreements with Cook Ob/Gyn Incorporated, MediCult A/S and MidAtlantic Diagnostics, Inc. to distribute Cumulase worldwide.

      - The receipt of ISO 13485:2003 certification: ISO 13485:2003 addresses the establishment of a quality system focused on medical devices, and is the first step in obtaining the CE (European Conformity) Mark authorizing distribution to the 25 European Union
            (EU) and three European Free Trade Association (EFTA) member states. With this registration, Halozyme is well positioned to move forward with its Cumulase medical device.

                                    - more -
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      -     The reporting of Cumulase study results at the Technology Pavilion of the American Society of Reproductive Medicine (ASRM) 2004 Annual Meeting in Philadelphia: Studies from Stanford University revealed that after extended exposure to Cumulase, murine oocytes (eggs) demonstrated fertilization rates similar to natural IVF, whereas in the same time period, oocytes exposed to bovine hyaluronidase experienced approximately a 50 percent decrease in viability relative to natural IVF or Cumulase treated oocytes.

      - The completion of a $13.9 million private placement: The Company issued an aggregate of approximately 7.9 million shares of common stock at $1.75 per share and warrants to purchase up to 2.4 million additional shares of common stock at an exercise price of $2.25 per share. The transaction closed on October 13, 2004.

      - The listing of Halozyme's common stock on the American Stock Exchange(R) (Amex(R)): Halozyme's common stock commenced trading on the Amex under the symbol "HTI" on Monday, November 1, 2004.


THIRD QUARTER 2004 FINANCIAL RESULTS

      - Net loss for the third quarter of 2004 was $3.3 million, or $0.08 per share, compared to a net loss for the third quarter of 2003 of $0.4 million, or $0.05 per share.

      - Research and development expenses for the third quarter of 2004 were $2.6 million, compared to $0.3 million for the third quarter of 2003, reflecting increased research and development expenses associated with the development and manufacturing of the Company's Cumulase and Enhanze SC product candidates.

      - General and administrative expenses for the third quarter of 2004 were $0.7 million, compared to $0.2 million for the third quarter of 2003, reflecting increased personnel costs and the costs of being a public company.

      - Cash and cash equivalents were $3.5 million at September 30, 2004 compared to $5.9 million at June 30, 2004.

Halozyme's lead product candidates are Cumulase, which is designed as an aid in the in vitro fertilization process and Enhanze SC, which is designed as a spreading agent for local anesthesia in cataract surgery. Both product candidates target established markets, are based on a common, proprietary technology platform and offer significant competitive safety and potency advantages compared to current alternatives.

                                    - more -
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"Our accomplishments this quarter, and year to date, highlight the tremendous therapeutic potential of Halozyme's recombinant human hyaluronidase in all of its forms," said Jonathan Lim, MD, Halozyme's Chairman and CEO. "The execution of key licensing deals, the filing of our 510(k) application for Cumulase(TM) in the third quarter of 2004, and our planned filing of a New Drug Application for Enhanze SC(TM) in the first quarter of 2005 keep us on track to achieve our stated commercialization goals for Cumulase and Enhanze SC, our first two product candidates."

CONFERENCE CALL
Jonathan Lim, MD, Chairman and Chief Executive Officer, Gregory Frost, Vice President and Chief Scientific Officer, and David Ramsay, Vice President and Chief Financial Officer, will host an investment community conference call today beginning at 8:00 a.m. PT (11:00 a.m. ET) to discuss the results and provide a business update.

Individuals interested in participating in the conference call may do so by dialing 888-463-4487 for domestic callers, or 706-679-5355 for international callers. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's website at www.halozyme.com.

A replay will be available on Halozyme's website for 30 days. A telephone replay will be available for 48 hours by dialing 800-642-1687 from the U.S., or 706-645-9291 for international callers, and entering reservation number 1694457.

ABOUT HALOZYME THERAPEUTICS, INC.
Halozyme Therapeutics, Inc. is a development stage biopharmaceutical company dedicated to developing and commercializing recombinant human enzymes for the infertility (Cumulase), ophthalmology (Enhanze SC), and oncology (Chemophase(TM)) markets. The company's portfolio of products in development is based on intellectual property covering the family of human enzymes known as hyaluronidases. Halozyme is developing the first recombinant human hyaluronidase (rHuPH20) as a medical device (Cumulase), drug enhancement agent (Enhanze SC) and therapeutic biologic (Chemophase).

SAFE HARBOR STATEMENT
In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company's products under development, product development plans and regulatory strategy and the regulatory filing and potential launch dates assuming regulatory approval) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company's reports on Forms 10-KSB, 10-QSB and other filings with the Securities and Exchange Commission.

                            (FINANCIAL TABLE FOLLOWS)
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                           HALOZYME THERAPEUTICS, INC.
                           A DEVELOPMENT STAGE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                       THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                         SEPTEMBER 30,                        SEPTEMBER 30,
                                                         -------------                        -------------
                                                      2004              2003              2004              2003
                                                      ----              ----              ----              ----
EXPENSES:
Research and development                         $  2,598,335      $    254,903      $  4,816,492      $    764,007
General and administrative                            664,896           153,327         1,743,417           268,489
                                                 ------------      ------------      ------------      ------------
Total Expenses                                      3,263,231           408,230         6,559,909         1,032,496

Other income (expense), net                            10,086           (30,784)          (52,355)          (80,985)
                                                 ------------      ------------      ------------      ------------
LOSS BEFORE INCOME TAXES                           (3,253,145)         (439,014)       (6,612,264)       (1,113,481)

Income Tax Expense                                         --                --                --                --
                                                 ------------      ------------      ------------      ------------
NET LOSS                                         $ (3,253,145)     $   (439,014)     $ (6,612,264)     $ (1,113,481)
                                                 ============      ============      ============      ============

Net loss per share, basic and diluted            $      (0.08)     $      (0.05)     $      (0.21)     $      (0.14)
                                                 ============      ============      ============      ============
Shares used in computing net loss per share,
  basic and diluted                                39,573,312         8,196,362        31,512,015         8,196,362
                                                 ============      ============      ============      ============


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